Exhibit 10.1

Execution Version

$125,000,000

AMERICAN MIDSTREAM PARTNERS, LP

AMERICAN MIDSTREAM FINANCE CORPORATION

8.500% Senior Notes due 2021

PURCHASE AGREEMENT

Dated: December 14, 2017

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EXHIBITS

Exhibit A – Initial Purchasers

Exhibit B – Guarantors

Exhibit C-1 – Delaware Corporation Subsidiaries

Exhibit C-2 – Delaware LLC Subsidiaries

Exhibit C-3 – Alabama LLC Subsidiaries

Exhibit C-4 – Texas LLC Subsidiaries

Exhibit C-5 – Oklahoma LLC Subsidiary

Exhibit C-6 – Georgia LLC Subsidiary

Exhibit C-7 – Maryland LLC Subsidiary

Exhibit C-8 – Louisiana LLC Subsidiary

Exhibit C-9 – Texas LP Subsidiary

Exhibit C-10 – Delaware LP Subsidiaries

Exhibit C-11 – Nevada Corporation Subsidiary

Exhibit C-12 – Significant Subsidiaries

Exhibit D – Form of Pricing Term Sheet

Exhibit E – Amendments; Issuer Free Writing Documents

Exhibit F – Form of Opinion of Issuers Counsel

ii

$125,000,000

AMERICAN MIDSTREAM PARTNERS, LP

AMERICAN MIDSTREAM FINANCE CORPORATION

8.500% Senior Notes due 2021

PURCHASE AGREEMENT

December 14, 2017

Wells Fargo Securities, LLC

As Representative of the several Initial Purchasers

c/o Wells Fargo Securities, LLC

301 S. College Street

Charlotte, North Carolina 28288

Ladies and Gentlemen:

American Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), and American Midstream Finance Corporation, a Delaware corporation (together with the Partnership, the “Issuers”), confirm their agreement with Wells Fargo Securities, LLC (“Wells Fargo”) and each of the other Initial Purchasers named on Exhibit A hereto (collectively, the “Initial Purchasers,” which term shall also include any person substituted for an Initial Purchaser pursuant to Section 10 hereof), for whom Wells Fargo is acting as representative (in such capacity, the “Representative”), with respect to the issue and sale by the Issuers and the purchase by the Initial Purchasers, acting severally and not jointly, of $125,000,000 in aggregate principal amount of the Issuers’ 8.500% Senior Notes due 2021 (the “Notes”) under the terms and conditions of this Purchase Agreement (this “Agreement”). The Notes will be issued pursuant to the Indenture dated as of December 28, 2016, as supplemented as of March 8, 2017 and September 8, 2017 (as supplemented, the “Indenture”), among the Issuers, the Guarantors referred to below, and Wells Fargo Bank National Association, as trustee (the “Trustee”). The Issuers’ obligations under the Notes, including the due and punctual payment of interest on the Notes, will be irrevocably and unconditionally guaranteed on a senior unsecured basis (the “Guarantees”) by the guarantors named on Exhibit B hereto (together, the “Guarantors”). As used herein, the term “Securities” shall include the Notes and the Guarantees, unless the context otherwise requires.

The Issuers previously issued $300,000,000 in aggregate principal amount of their 8.500% Senior Notes due 2021 under the Indenture (the “Existing Notes”) without registration under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, in reliance on an exemption pursuant to Section 4(a)(2) under the Securities Act. The Notes will constitute a further issuance of, are consolidated and form a single series with, and have identical terms (other than the date of issuance, public offering price, initial interest accrual date and initial payment date) to the Existing Notes. In addition, the Issuers shall enter into the Registration Rights Agreement (as defined below) with terms substantially the same as the registration rights agreement relating to the Existing Notes (except that such Registration Rights Agreement shall provide for the payment of additional interest on the Notes to the same extent such additional interest is paid on the Existing Notes).

The Partnership has entered into an Agreement and Plan of Merger dated as of October 31, 2017, as amended and supplemented, if applicable (the “SXE Merger Agreement,” which term, as used herein, includes all exhibits, schedules and attachments thereto, in each case as amended or supplemented if applicable), pursuant to which Southcross Energy Partners, L.P., a Delaware limited partnership (“Southcross”), will be merged with and into a wholly owned subsidiary of the Partnership, with Southcross as the surviving entity of such merger (the “SXE Merger”). Immediately prior to and as a condition to the SXE Merger, Southcross Holdings LP, a Delaware limited partnership (“Holdings LP” and, together with Southcross and the other affiliates of Holdings LP that are parties to the Merger Agreements (as defined below), the “SXE Merger Agreement Parties”), will contribute its equity interests in a new wholly owned subsidiary, which will hold substantially all the current subsidiaries and business of Holdings LP (“SXH Holdings”), to the Partnership and American Midstream GP, LLC, a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner”), pursuant to that certain Contribution Agreement (the “Holdings Contribution Agreement” and, together with the SXE Merger Agreement, the “Merger Agreements”) dated as of October 31, 2017, among the Partnership, the General Partner and Holdings LP (the “Holdings Contribution” and, together with the SXE Merger, the “Merger Transactions”). The offer and sale of the Notes is not conditioned on the closing of the Merger Transactions.

The Securities will be offered and sold to the Initial Purchasers without registration under the 1933 Act, in reliance on the exemption provided by Section 4(a)(2) of the 1933 Act. The Issuers and the Guarantors have prepared a preliminary offering memorandum, dated December 14, 2017 (the “Preliminary Offering Memorandum”), a pricing term sheet substantially in the form attached hereto as Exhibit D (the “Pricing Term Sheet”) setting forth the terms of the Securities omitted from the Preliminary Offering Memorandum and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”), setting forth information regarding the Issuers and the Securities. The Preliminary Offering Memorandum, as supplemented by the written communications listed on Exhibit E(1) hereto, together with the Pricing Term Sheet are collectively referred to as the “General Disclosure Package.” The “Applicable Time” means 3:50 p.m., New York time, on December 14, 2017. The Issuers and the Guarantors hereby confirm that they have authorized the use of the General Disclosure Package and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers.

Any reference to the Preliminary Offering Memorandum, the General Disclosure Package or the Offering Memorandum shall be deemed to refer to and include the Partnership’s most recent Annual Report on Form 10-K and all subsequent documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the 1934 Act, on or prior to the date of the Preliminary Offering Memorandum, the General Disclosure Package or the Offering Memorandum, as the case may be, which are incorporated by reference therein. Any reference to the Preliminary Offering Memorandum, General Disclosure Package or the Offering Memorandum, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the 1934 Act after the date of the Preliminary Offering Memorandum, General Disclosure Package or the Offering Memorandum, as the case may be, and prior to such specified date and are incorporated by reference therein.

You have advised the Issuers that you will offer and resell (the “Exempt Resales”) the Securities purchased by you hereunder on the terms set forth in each of the General Disclosure Package and the Offering Memorandum, as amended or supplemented, solely to (i) persons whom you reasonably believe to be “qualified institutional buyers” as defined in Rule 144A under the 1933 Act (“QIBs”), and (ii) in compliance with Regulation S under the 1933 Act (“Regulation S”). Those persons specified in clauses (i) and (ii) of this paragraph are referred to herein as “Eligible Purchasers.”

Holders (as defined herein and including subsequent transferees) of the Securities will have the benefit of the registration rights set forth in the registration rights agreement (the “Registration Rights Agreement”) among the Issuers, the Guarantors and the Initial Purchasers to be dated the Closing Date (as defined herein). Pursuant to the Registration Rights Agreement, the Issuers and the Guarantors will agree to file with the Securities and Exchange Commission (the “Commission”) under the circumstances set forth therein, a registration statement under the 1933 Act relating to the Issuers’ 8.500% Senior Notes due 2021 (the “Exchange Notes”) and the Guarantors’ Exchange Guarantees (the “Exchange Guarantees”) to be offered in exchange for the Notes and the Guarantees (the “Exchange Offer”).

It is understood and agreed to by all parties hereto that as of the date hereof:

1. High Point Infrastructure Partners, LLC, a Delaware limited liability company (“HPIP”), and AMID GP Holdings, LLC, a Delaware limited liability company (“AMID GP Holdings”) and a wholly owned subsidiary of Magnolia Infrastructure Holdings, LLC, a Delaware limited liability company (“Magnolia”), are the only members of the General Partner;

2. The Partnership is the sole member of American Midstream, LLC, a Delaware limited liability company (the “Operating Company”);

3. The Partnership is, directly or indirectly, the sole shareholder of the entities listed on Exhibit C-1 (the “Delaware Corporate Subsidiaries”); and

4. The Operating Company owns, directly or indirectly, each of the entities listed on Exhibit C-2 (collectively, the “Delaware LLC Subsidiaries”), each of the entities listed on Exhibit C-3 (collectively, the “Alabama LLC Subsidiaries”), each of the entities listed on Exhibit C-4 (collectively, the “Texas LLC Subsidiaries”), the entity listed on Exhibit C-5 (the “Oklahoma LLC Subsidiary”), the entity listed on Exhibit C-6 (the “Georgia LLC Subsidiary”), the entity listed on Exhibit C-7 (the “Maryland LLC Subsidiary”), the entity listed on Exhibit C-8 (the “Louisiana LLC Subsidiary” and, together with the Delaware LLC Subsidiaries, the Alabama LLC Subsidiaries, the Texas LLC Subsidiaries, the Oklahoma LLC Subsidiary, the Georgia LLC Subsidiary and the Maryland LLC Subsidiary, the “LLC Subsidiaries”), the entity listed on Exhibit C-9 (the “Texas LP Subsidiary”), each of the entities listed on Exhibit C-10 (collectively, the “Delaware LP Subsidiaries” and, together with the Texas LP Subsidiary, the “LP Subsidiaries”) and the entity listed on Exhibit C-11 (the “Nevada Corporation Subsidiary” and, together with the Delaware Corporate Subsidiaries, the LLC Subsidiaries and the LP Subsidiaries, the “Subsidiaries”).

The Partnership, the General Partner, the Operating Company, the Guarantors and each of the entities listed on Exhibit C-12 hereto that is not otherwise a Guarantor (the “Significant Non-Guarantors”) are sometimes referred to herein individually as a “Partnership Entity” and collectively as the “Partnership Entities.” The Partnership, the General Partner and the Operating Company are sometimes referred to herein collectively as the “Partnership Parties.”

The “Organizational Documents” shall mean (i) the certificates of formation of each of the Partnership Entities other than the Partnership, the Delaware Corporate Subsidiaries, the Nevada Corporate Subsidiary, American Midstream Offshore (Seacrest), LP, a Texas limited partnership and wholly owned subsidiary of the Operating Company (“Seacrest”), American Midstream Gas Solutions, LP, a Delaware limited partnership and wholly owned subsidiary of the Operating Company (“Gas Solutions”), AMID Merger LP, a Delaware limited partnership and wholly owned subsidiary of the Operating Company (“AMID Merger”), and Trans-Union Interstate Pipeline, L.P., a Delaware limited partnership and wholly owned subsidiary of the Operating Company (“Trans-Union”), (ii) the certificate of limited partnership of the Partnership, Seacrest, Gas Solutions, AMID Merger and Trans-Union, (iii) the certificate of incorporation of the Delaware Corporate Subsidiaries and the Nevada Corporate Subsidiary, (iv) the General Partner Agreement, (v) the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, dated April 25, 2016 (as the same may be amended and restated) (the “Partnership Agreement”), (vi) the Second Amended and Restated Limited Liability Company Agreement of the Operating Company, dated September 19, 2011 (as the same may be amended and restated) (the “Operating Company Operating Agreement”), and (vii) the limited liability company agreements, limited partnership agreements and bylaws, as the case may be, of the Guarantors and the Significant Non-Guarantors.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Issuers and the Guarantors. Each of the Issuers and the Guarantors, jointly and severally, represents and warrants to each Initial Purchaser as of the date hereof, as of the Applicable Time, and as of the Closing Date referred to in Section 2(b) hereof, as follows:

(1) Rule 144A Information. The Preliminary Offering Memorandum and the Offering Memorandum, each as of its respective date, and the General Disclosure Package, as of the Applicable Time, contains all the information required by Rule 144A(d)(4) under the 1933 Act.

(2) No Material Misstatement or Omission. (i) The Preliminary Offering Memorandum, as of the date thereof, did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) the General Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) the Offering Memorandum, as of its date or as of the Closing Date, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) each Issuer Free Writing Document (as defined below), when taken together with the General Disclosure Package, did not, as of the Applicable Time, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in the preceding paragraph do not apply to statements contained in or omitted from the Preliminary Offering Memorandum, the Offering Memorandum, the General Disclosure Package, any Issuer Free Writing Document or any amendment or supplement to any of the foregoing made in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Initial Purchaser through the Representative specifically for use or inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of the Initial Purchasers consists of the information described as such in Section 6(b) hereof.

(3) Issuer Free Writing Document. The Issuers have not made any offer to sell or solicitation of an offer to buy the Securities that would constitute a “free writing prospectus” (if the offering of the Securities was made pursuant to a registered offering under the 1933 Act), as defined in Rule 405 under the 1933 Act (an “Issuer Free Writing Document”) without the prior consent of the Representative; any such Issuer Free Writing Document, the use of which has been previously consented to by the Initial Purchasers, is listed on Exhibit E(2). Each Issuer Free Writing Document does not include any information that conflicts with the information contained in the Preliminary Offering Memorandum, the General Disclosure Package or the Offering Memorandum, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements contained in or omitted from any Issuer Free Writing Document in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Initial Purchaser through the Representative specifically for use or inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 6(b) hereof.

(4) Incorporated Documents. The documents filed under the 1934 Act by the Issuers and incorporated by reference in the General Disclosure Package and the Offering Memorandum at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”) conformed or will conform in all material respects with the requirements of the 1934 Act. Each such Incorporated Document did not and will not, when filed with the Commission, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(5) No Material Adverse Effect. Except as otherwise stated therein, since the respective dates as of which information is given in the Preliminary Offering

Memorandum or the General Disclosure Package or will be given in the Offering Memorandum, (A) there has been no (i) material adverse change in the condition, financial or otherwise, prospects, earnings, business or properties of the Partnership Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business or (ii) change that could reasonably be expected to have a material adverse effect on the Issuer’s ability to perform its obligations under this Agreement or the consummation of any of the transactions contemplated hereby (together with (i) above, a “Material Adverse Effect”) and (B) there have been no transactions entered into by any of the Partnership Entities, other than those in the ordinary course of business, which are material with respect to the Partnership Entities, taken as a whole.

(6) No Registration. No registration of the Notes or the Guarantees under the 1933 Act, and no qualification of the Indenture under the Trust Indenture Act of 1939, as amended, with respect thereto, is required for the sale of the Notes and the Guarantees to the Initial Purchasers as contemplated hereby or for the initial resale of Securities by the Initial Purchasers to the Eligible Purchasers, assuming the accuracy of the Initial Purchasers’ representations in this Agreement.

(7) No General Solicitation. No form of general solicitation or general advertising within the meaning of Regulation D under the 1933 Act (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) (each, a “General Solicitation”) was used by the Partnership or any of its affiliates or any of its representatives (other than the Initial Purchasers, as to whom the Issuers and the Guarantors make no representation) in connection with the offer and sale of the Securities.

(8) Regulation S Compliance. No directed selling efforts within the meaning of Rule 902 under the 1933 Act were used by the Partnership Entities or any of their representatives (other than the Initial Purchasers, as to whom the Issuers and the Guarantors make no representation) with respect to Securities sold in reliance on Regulation S, and the Issuers and any affiliate of the Issuers and any person acting on their behalf (other than the Initial Purchasers, as to whom the Issuers and the Guarantors make no representation) have complied with and will implement the “offering restrictions” required by Rule 902 under the 1933 Act.

(9) No Integration. None of the Issuers or Guarantors nor any other person acting on behalf of any Issuer or Guarantor has sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the 1933 Act, the 1933 Act Regulations or the interpretations thereof by the Commission.

(10) Full Power. Each of the Issuers and Guarantors has all requisite corporate, limited liability company or limited partnership, as applicable, power and authority to execute this Agreement, the Registration Rights Agreement, the Notes, the Guarantees, the Exchange Notes and the Exchange Guarantees (together with the Indenture, the “Transaction Documents”) and to perform its obligations under each of the Transaction Documents.

(11) Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Issuers and Guarantors.

(12) The Indenture. The Indenture has been duly authorized, executed and delivered by each of the Issuers and Guarantors and, assuming the due authorization, execution and delivery thereof by the Trustee, constitutes a valid and binding agreement of each of the Issuers and Guarantors, enforceable against each of the Issuers and Guarantors in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally or by general principles of equity (the “Enforceability Exceptions”).

(13) The Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by each of the Issuers and Guarantors. When the Registration Rights Agreement has been executed and delivered in accordance with the terms hereof and thereof (assuming the due authorization, execution and delivery thereof by the Initial Purchasers), it will constitute a valid and binding agreement of each of the Issuers and Guarantors, enforceable against each of the Issuers and Guarantors in accordance with its terms, except as enforcement thereof may be limited by the Enforceability Exceptions.

(14) The Notes. The Notes have been duly authorized and, assuming the due authentication of the Notes by the Trustee at the Closing Date, will have been duly executed by each of the Issuers and, when delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of each of the Issuers, enforceable against each of the Issuers in accordance with their terms, except as enforcement thereof may be limited by the Enforceability Exceptions, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(15) The Exchange Notes. The Exchange Notes have been duly authorized. If and when issued and authenticated in accordance with the terms of the Indenture and delivered in accordance with the Exchange Offer provided in the Registration Rights Agreement, will be validly issued and will constitute valid and binding obligations of each of the Issuers, enforceable against each of the Issuers in accordance with their terms, except as enforcement thereof may be limited by the Enforceability Exceptions, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(16) The Guarantees. The Guarantees have been duly authorized by the Guarantors, and upon the due execution, authentication and delivery of the Securities in accordance with the Indenture and the issuance of the Securities in the sale to the Initial Purchasers contemplated by this Agreement, will constitute valid and binding obligations of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, except as enforcement thereof may be limited by the Enforceability Exceptions, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(17) The Exchange Guarantees. The Exchange Guarantees have been duly authorized by the Guarantors and if and when executed and delivered by the Guarantors in accordance with the terms of the Indenture and upon the due execution and authentication of the Exchange Notes in accordance with the Indenture and the issuance and delivery of the Exchange Notes in the Exchange Offer contemplated by the Registration Rights Agreement, will be validly issued will constitute valid and binding obligations of the Guarantors, enforceable against each of the Issuers in accordance with their terms, except as enforcement thereof may be limited by the Enforceability Exceptions, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(18) Authorization of Merger Agreements. The Merger Agreements have been duly authorized, executed and delivered by, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, are valid and binding agreements of, the Partnership and the General Partner, enforceable in accordance with their terms, and, to the knowledge of the Partnership, the Merger Agreements have been duly authorized, executed and delivered by, and are valid and binding agreements of each of the SXE Merger Agreement Parties, enforceable in accordance with their terms, except as enforcement thereof may be limited by the Enforceability Exceptions.

(19) Representations in Merger Agreements. To the actual knowledge of the officers of the General Partner, all representations and warranties of each of the parties to the Merger Agreements set forth in the Merger Agreements are true and correct in all material respects as of the date hereof, except to the extent such representations and warranties are made as of another date, in which case, such representations and warranties are true and correct in all material respects as of that date, in each case with the same force and effect as if made on the date hereof.

(20) Formation and Good Standing of the Partnership Entities. Each of the Partnership Entities has been duly formed and is validly existing as a limited partnership, corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction in which it is organized with full limited partnership, corporate or limited liability company, as applicable, power and authority to own or lease, as the case may be, and to operate its properties and conduct its business, and in the case of the General Partner, act as the General Partner of the Partnership, in each case in all material respects as described in the General Disclosure Package and the Offering Memorandum, and is duly qualified to do business as a foreign limited partnership, corporation or limited liability company, as applicable, and is in good standing under the laws of each jurisdiction that requires such qualification, except where the failure to so qualify would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(21) Ownership of the General Partner. HPIP and AMID GP Holdings are the only members of the General Partner. HPIP owns 77% of the membership interests in the General Partner and AMID GP Holdings owns 23% of the membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the General Partner Agreement and are fully paid (to the extent required under the General Partner Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and HPIP and AMID GP Holdings own such membership interests free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (“Liens”).

(22) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership and owns a 1.27% general partner interest in the Partnership, on an as converted basis (the “GP Interest”), and 100% of the incentive distribution rights, as such term is defined in the Partnership Agreement (the “Incentive Distribution Rights”); the GP Interest has been duly authorized and validly issued in accordance with the Partnership Agreement; the Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and the General Partner owns such GP Interest and Incentive Distribution Rights free and clear of all Liens, except for restrictions on transferability as described in the General Disclosure Package and the Offering Memorandum.

(23) Capitalization. As of the date hereof, the issued and outstanding partnership interests of the Partnership consist of 52,740,090 Common Units, 10,719,398 Series A convertible preferred units representing limited partner interests in the Partnership, 8,965,447 Series C convertible preferred units representing limited partner interests in the Partnership, the GP Interest, the Incentive Distribution Rights and any Common Units, phantom units or other interests issued pursuant to the Partnership’s Long-Term Incentive Plan (“LTIP”).

(24) Ownership of the Operating Company. The Partnership is the sole member of the Operating Company and owns 100% of the membership interests in the Operating Company; such membership interests have been duly authorized and validly issued in accordance with the Operating Company Operating Agreement and are fully paid (to the extent required under the Operating Company Operating Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens, except for (i) restrictions on transferability contained in the Operating Company Operating Agreement and (ii) those Liens securing obligations under the Partnership’s Second Amended and Restated Credit Agreement, dated as of March 8, 2017, by and among the Partnership, the Operating Company, Blackwater Investments, Inc., Bank of America, N.A., Wells Fargo Bank, National Association, Bank of Montreal, Capital One National Association, Citibank, N.A., SunTrust Bank, Natixis New York Branch, ABN AMRO Capital USA LLC, Barclays Bank PLC, Royal Bank of Canada, Santander Bank, N.A., Merrill, Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and the lenders party thereto (as amended, the “Credit Agreement”).

(25) Ownership of the Delaware Corporate Subsidiaries. The Partnership owns, directly or indirectly, 100% of the issued and outstanding shares of capital stock of the Delaware Corporate Subsidiaries; such issued and outstanding capital stock has been duly authorized and validly issued in accordance with the Organizational Documents of the Delaware Corporate Subsidiaries and is fully paid and non-assessable and none of the outstanding shares of capital stock of the Delaware Corporate Subsidiaries were issued in violation of any preemptive rights or similar rights; and the Partnership owns, directly or indirectly, such capital stock interest free and clear of all Liens, except for Liens arising under or in connection with the Credit Agreement.

(26) Ownership of the Subsidiaries. Except as set forth on Exhibit C-2, the Operating Company owns, directly or indirectly, 100% of the capital stock, membership interests, general partner interests or limited partner interests, as applicable, in each of the Subsidiaries; such equity interests have been duly authorized and validly issued in accordance with the Organizational Documents of each Subsidiary and are fully paid (to the extent required under such Organizational Documents) and non-assessable (except as to any such general partner interests and except as such non-assessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act, Sections 17-303, 17-607 and 17-804 of the Delaware LP Act, or any corollary provision of any other applicable state of organization’s statutes); and the Operating Company owns, directly or indirectly, such equity interests free and clear of all Liens, except for (i) restrictions on transferability as set forth in any of the Subsidiaries’ Organizational Documents and (ii) those Liens securing obligations under the Credit Agreement.

(27) Interests in Other Entities. Other than the GP Interest, the Incentive Distribution Rights, 1,349,609 Common Units and its 100% membership interest in AMID Merger GP II LLC, the General Partner does not own, and at the Closing Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than (i) the Partnership’s ownership of its 100% membership interest in the Operating Company, (ii) the Partnership’s ownership, directly or indirectly, of 100% of the capital stock of the Delaware Corporate Subsidiaries and (iii) the Operating Company’s ownership, directly or indirectly, of the capital stock, membership interests, general partner interests and limited partner interests, as applicable, in each of the Subsidiaries set forth above, neither the Partnership nor the Operating Company owns, and at the Closing Date neither will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(28) Authorization of Organizational Documents. (i) The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; (ii) the General Partner Agreement has been duly authorized, executed and delivered by each party thereto, and is a valid and legally binding agreement of each party thereto, enforceable against each party thereto in accordance with its terms; (iii) the Operating Company Operating Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms; and (iv) each Organizational Document of each Guarantor and Significant Non-Guarantor has been duly authorized, executed and delivered by each of the parties thereto, and is a valid and legally binding agreement of each of the parties thereto, enforceable against each of the parties thereto in accordance with its terms, provided, that with respect to each such agreement described in this Section 1(a)(29), the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, any applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(29) Contract Descriptions. There is no contract or other document of a character required to be described in a registration statement filed under the 1933 Act or filed as exhibits to a registration statement of the Partnership pursuant to Item 601 of Regulation S-K, which is not described in the Preliminary Offering Memorandum, the General Disclosure Package or the Offering Memorandum or filed as required (and the Preliminary Offering Memorandum contains in all material respects the same description of the foregoing matters contained in the Offering Memorandum).

(30) Forward-Looking and Supporting Information. Each of the forward-looking statements (within the meaning of Section 27A of the 1933 Act and Section 21E of the Exchange Act) made by the Partnership included in or incorporated by reference in the General Disclosure Package and the Offering Memorandum was made or will be made with a reasonable basis and in good faith.

(31) Investment Company Act. None of the Issuers or Guarantors is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Offering Memorandum under the caption “Use of Proceeds,” will be, required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

(32) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or consent of any holder of capital stock or other securities of any of the Issuers or Guarantors or creditor of any of the Partnership Entities, (C) no authorization, approval, waiver or consent under any Organizational Document, and (D) no authorization, approval, vote or consent of any other person or entity, is necessary or required for the execution, delivery or performance by the Issuers or the Guarantors of their obligations under the Transaction Documents, for the offering, issuance, sale or delivery of the Notes or the Guarantees hereunder, or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the General Disclosure Package and the Offering Memorandum, except that no representation is made as to such as may be required under state or foreign securities laws.

(33) No Breach or Violation. Neither the issuance and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities pursuant to, (i) the Organizational Documents, (ii) the Transaction Documents, (iii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Partnership Entities is a party or bound or to which its or their property is subject, or (iv) any statute, law, rule, regulation, judgment, order or decree applicable to any of the Partnership Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party, except for Liens securing obligations under the Credit Agreement and except, in the case of clauses (iii) or (iv), where such breach or violation would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(34) Financial Statements; Non-GAAP Financial Measures. The historical consolidated financial statements, notes and schedules of the Partnership and its consolidated subsidiaries included or incorporated by reference in the General Disclosure Package and the Offering Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the Partnership and its subsidiaries, as of the dates and for the periods indicated, comply in all material respects as to form with the applicable accounting requirements of the 1933 Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The other financial information of the Partnership and its consolidated subsidiaries, including non-GAAP financial measures, if any, contained or incorporated by reference in the General Disclosure Package and the Offering Memorandum has been derived from the accounting records of the Partnership, its consolidated subsidiaries and its unconsolidated affiliates, which include Pinto Offshore Holdings, LLC (“Pinto”), Destin Pipeline Company, L.L.C. (“Destin”), Tri-States NGL Pipeline, L.L.C. (“Tri-States”), Delta House FPS, LLC (“FPS”), Delta House Oil and Gas Lateral, LLC (“Lateral”), Wilprise Pipeline Company, L.L.C. (“Wilprise”), Okeanos Gas Gathering Company, L.L.C. (“Okeanos”), Main Pass Oil Gathering Company, LLC (“Main Pass”) (except that beginning August 8, 2017, the Partnership consolidated Main Pass), and American Midstream Mesquite, LLC (representing an equity interest of 48.4% in the Mesquite system), and fairly presents the information purported to be shown thereby. Nothing has come to the attention of any of the Partnership Entities that has caused them to believe that the statistical and market-related data included in the General Disclosure Package and the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

(35) Pro Forma Financial Statements. The pro forma financial statements included or incorporated by reference in the General Disclosure Package and the Offering Memorandum include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the General Disclosure Package and the Offering Memorandum. The pro forma financial statements included or incorporated by reference in the General Disclosure Package and the Offering Memorandum comply as to form in all material respects with the applicable requirements of Article 11 of Regulation S-X under the 1933 Act.

(36) Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the General Disclosure Package and the Offering Memorandum fairly presents the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(37) No Actions or Proceedings. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities or its or their property is pending or, to the knowledge of the Partnership, threatened that would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Offering Memorandum.

(38) Absence of Violations, Defaults and Conflicts. None of the Partnership Entities is in violation or default of (i) any provision of its Organizational Documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Partnership Entities or any of such Partnership Entities’ properties, as applicable, except in the cases of clauses (ii) and (iii) where (i) such violation or default would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect and (ii) as set forth in or contemplated in the General Disclosure Package.

(39) Independent Registered Public Accounting Firm. Each of (i) PricewaterhouseCoopers LLP, who has certified certain financial statements of the Partnership and its consolidated subsidiaries (the “Partnership Financial Statements”), Destin and Okeanos, (ii) BDO USA, LLP, who has certified certain financial statements of Pinto, FPS, Lateral and Main Pass, (iii) Ernst & Young LLP, who has certified certain financial statements of Destin, Okeanos, Tri-States and Main Pass, and (iv) Deloitte & Touche LLP, who has certified certain financial statements of Tri-States, all of which financial statements are included in the General Disclosure Package and each of whom has delivered its reports with respect to the audited financial statements and schedules included in the General Disclosure Package and the Offering Memorandum, is an independent auditor with respect to the Partnership, Destin, Okeanos, Pinto, FPS, Lateral, Main Pass and Tri-States, as the case may be, within the meaning of the 1933 Act and the applicable published rules and regulations thereunder.

(40) Tax Returns. The Partnership Entities have filed all tax returns that are required to be filed through the date of this Agreement or have requested extensions thereof except (i) in any case in which the failure so to file would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) as set forth in or contemplated in the General Disclosure Package and the Offering Memorandum, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Offering Memorandum.

(41) Labor Disputes. No labor dispute with the employees of any of the Partnership Entities exists or, to the knowledge of the General Partner or the Partnership, is threatened or imminent, and the General Partner and the Partnership are not aware of any existing or imminent labor disturbance by the employees of any of the Partnership Entities’ principal suppliers, contractors or customers, that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Offering Memorandum.

(42) Insurance. Except as disclosed in the General Disclosure Package, the Partnership Entities carry or are entitled to the benefits of, insurance relating to the business of the Partnership Entities, with reputable insurers, in such amounts and covering such risks as is commercially reasonable, and all such insurance is in full force and effect; the Partnership Entities are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by any of the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Partnership Entities has been refused any insurance coverage sought or applied for. The Partnership Parties have received no notice from such insurers that the Partnership Entities will not be able to (i) renew their existing insurance coverage relating to the business of the Partnership Entities as and when such policies expire or (ii) obtain comparable coverage relating to the business of the Partnership Entities as may be necessary or appropriate to conduct such business as now conducted and at a cost that would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(43) Dividends. No subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except as described in or contemplated by the General Disclosure Package and the Offering Memorandum.

(44) Licenses and Permits. The Partnership Entities possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, except to the extent that failure to possess any of the foregoing, would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, and none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Offering Memorandum.

(45) Accounting Controls. The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the General Disclosure Package and the Offering Memorandum, the Partnership Entities’ internal controls over financial reporting are effective and the Partnership Entities are not aware of any material weakness in their internal controls over financial reporting.

(46) Disclosure Controls and Procedures. The Partnership Entities maintain “disclosure controls and procedures” (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the 1934 Act) and (i) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the 1934 Act, as applicable, is accumulated and communicated to management of the General Partner, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (ii) except as disclosed in the General Disclosure Package and the Offering Memorandum, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rules 13a-15(e) and 15d-15(e) of the 1934 Act.

(47) Stabilization. Neither the General Partner nor the Partnership has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Securities.

(48) Environmental Laws. The Partnership Entities are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect and except as set forth in or contemplated in the General Disclosure Package and the Offering Memorandum. Except as set forth in the General Disclosure Package and the Offering Memorandum, none of the Partnership Entities has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(49) Compliance with ERISA. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect: (i) the Partnership Entities are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published governmental interpretations thereunder (“ERISA”); (ii) no “reportable event” (as defined in Section 4043(c) ERISA) has occurred with respect to any “pension plan” (as defined in Section 3(2) of ERISA) for which any Partnership Entity would have any liability, excluding any reportable event for which a waiver could apply; (iii) no Partnership Entity has incurred, nor does any such entity expect to incur, liability under (a) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (b) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published governmental interpretations thereunder (the “Code”) with respect to any “pension plan”; (iv) each “pension plan” for which the any Partnership Entity would have any liability that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified and, to the knowledge of the Partnership Entities, nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification; and (v) no Partnership Entity has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for payment of premiums in the ordinary course of business).

(50) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Partnership or any of the directors or officers of the General Partner, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing provisions thereof (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(51) Foreign Corrupt Practices Act. None of the Partnership Entities nor, to the knowledge of the General Partner and the Partnership, any director, officer, agent, employee or affiliate of the Partnership Entities, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Partnership Entities and, to the knowledge of the General Partner and the Partnership, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(52) Compliance with Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the best knowledge of the General Partner and the Partnership, threatened.

(53) No Conflicts with Sanctions Laws. None of the Partnership Entities nor, to the knowledge of the General Partner and the Partnership, any director, officer, agent, employee or affiliate of the Partnership Entities, is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the General Partner and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person that at the time of such financing is subject to any U.S. sanctions administered by OFAC.

(54) Statistical and Market-Related Data. Any statistical and market-related data included in the General Disclosure Package or the Offering Memorandum are based on or derived from sources that the Partnership believes to be reliable and accurate and, to the extent required, the Partnership has obtained the written consent to the use of such data from such sources.

(55) Significant Subsidiaries. As of September 30, 2017, the Subsidiaries listed on Exhibit C-12 attached hereto were the only significant subsidiaries of the Partnership as defined by Rule 1-02 of Regulation S-X of the 1933 Act.

(56) Intellectual Property. Except for such exceptions that would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, the Partnership Entities own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Partnership Entities’ business as now conducted or as proposed in the General Disclosure Package and the Offering Memorandum to be conducted and there is no pending or, to the knowledge of the

Partnership, threatened action, suit, proceeding or claim by others challenging the Partnership Entities’ rights in or to any such Intellectual Property, and the Partnership is unaware of any facts which would form a reasonable basis for any such claim.

(57) Title to Property. Each Subsidiary has indefeasible title to all real property (excluding easements, rights-of-way, restrictions or covenants of record, if any, and rights of third parties that would be disclosed by a survey) and good and marketable title to all personal property described in the General Disclosure Package and the Offering Memorandum, if any, as being owned by each of them, which real and personal property is free and clear of all Liens, except (i) as described, and subject to the limitations contained, in the General Disclosure Package and the Offering Memorandum, if any, (ii) that arise under or are expressly permitted by the Credit Agreement, or (iii) as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the General Disclosure Package and the Offering Memorandum, if any. All the real and personal property described in the General Disclosure Package and the Offering Memorandum, if any, as being held under lease by any of the Partnership Entities is held thereby under valid, subsisting and enforceable leases and with such exceptions as do not materially interfere with the use of such properties in the manner in which such properties are used in the business of the Partnership as described in the General Disclosure Package and the Offering Memorandum, if any.

(58) Rights-of-Way. Each of the Partnership Entities has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the General Disclosure Package and the Offering Memorandum, if any, except for (i) qualifications, reservations and encumbrances that would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the General Disclosure Package and the Offering Memorandum, if any, each of the Partnership Entities has, or at the Closing Date, following consummation of the transactions contemplated hereby will have, fulfilled and performed, in all material respects, its obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; and, except as described in the General Disclosure Package and the Offering Memorandum, if any, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

(59) Absence of Manipulation. None of the Partnership Entities has taken or will take, directly or indirectly, any action designed to or that would constitute or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Securities.

(60) Brokers. There is not a broker, finder or other party that is entitled to receive from any of the Partnership Entities any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement, except for underwriting discounts and commissions payable to the Initial Purchasers in connection with the sale of the Securities pursuant to this Agreement.

(61) Transactions with Related Persons. No relationship, direct or indirect, that would be required to be described in a registration statement of the Partnership pursuant to Item 404 of Regulation S-K exists, including between or among any of the Partnership Entities, on the one hand, and the directors, officers, affiliates, stockholders, customers or suppliers of any of the Partnership Entities, on the other hand, that has not been described in the General Disclosure Package and the Offering Memorandum.

(62) Solvency. Immediately after the consummation of the transactions contemplated by the Agreement, the fair value and present fair saleable value of the assets of each of the Issuers and the Guarantors will exceed the sum of its stated liabilities and identified contingent liabilities. Each of the Issuers and the Guarantors is not now nor, after giving effect to the issuance of the Securities and the execution and delivery of this Agreement and the Registration Rights Agreement and the performance of this Agreement, the Registration Rights Agreement and the Indenture and the consummation of the transactions contemplated thereby or described in the Offering Memorandum, will be (i) insolvent, (ii) left with unreasonably small capital with which to engage in its anticipated business or (iii) incurring debts or other obligations beyond its ability to pay such debts or obligations as they become due.

(63) Description of the Securities and Agreements. The Securities, the Exchange Notes, the Guarantees and the Exchange Guarantees, when issued and delivered in accordance with the terms of this Agreement against payment therefor as provided herein, the Merger Agreements, the Registration Rights Agreement and the Indenture conform and will conform in all material respects to the descriptions thereof contained in the General Disclosure Package and the Offering Memorandum.

(b) Certificates. Any certificate signed by any officer of the General Partner and delivered to the Representative or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Issuers and the Guarantors, as to matters covered thereby, to each Initial Purchaser.

SECTION 2. Sale and Delivery to Initial Purchasers; Closing; Agreements to Sell, Purchase and Resell

(a) The Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each of the Issuers and Guarantors agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from each of the Issuers and the Guarantors, the aggregate principal amount of Securities set forth opposite such Initial Purchaser’s name in Exhibit A hereto plus any additional principal amount of Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 10 hereof, in each case at a price equal to 100.625% of the principal amount thereof, plus accrued and unpaid interest thereon from December 15, 2017 to the Closing Date.

(b) Payment. Payment of the purchase price for, and delivery of, the Securities shall be made at the offices of Gibson, Dunn & Crutcher LLP, 1221 McKinney Street, Houston, TX 77002, or at such other place as shall be agreed upon by the Representative and the Partnership, at 9:00 A.M. (Houston time) on December 19, 2017 (unless postponed in accordance with the provisions of Section 10), or such other time not later than five business days after such date as shall be agreed upon by the Representative and the Partnership (such time and date of payment and delivery being herein called the “Closing Date”).

Payment shall be made to the Partnership by wire transfer of immediately available funds as provided herein against delivery to the Representative for the respective accounts of the Initial Purchasers of the Securities to be purchased by them. It is understood that each Initial Purchaser has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Wells Fargo, individually and not as representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Initial Purchaser whose funds have not been received by the Closing Date, but such payment shall not relieve such Initial Purchaser from its obligations hereunder.

(c) Delivery of Securities. The Issuers shall make one or more global certificates (collectively, the “Global Securities”) representing the Securities available for inspection by the Representative not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date and, on or prior to the Closing Date, the Issuers shall deliver the Global Securities to the Depository Trust Company (“DTC”) or to the Trustee, acting as custodian for DTC, as applicable. Delivery of the Securities to the Initial Purchasers on the Closing Date shall be made through the facilities of DTC unless the Representative shall otherwise instruct.

(d) Representations of the Initial Purchasers. Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to the Issuers that it intends to offer the Securities for sale upon the terms and conditions set forth in this Agreement and in the General Disclosure Package as soon as advisable in the judgment of the Initial Purchasers. Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to, and agrees with, the Issuers, on the basis of the representations, warranties and agreements of the Issuers and the Guarantors, that such Initial Purchaser: (i) is a QIB; (ii) in connection with the Exempt Resales, will sell the Securities only to the Eligible Purchasers; and (iii) will not engage in any directed selling efforts within the meaning of Rule 902 under the 1933 Act, in connection with the offering of the Securities. The Initial Purchasers have advised the Issuers that they will resell the Securities to Eligible Purchasers at a price initially equal to 102.375% of the principal amount thereof, plus accrued and unpaid interest thereon, from December 15, 2017 to the Closing Date. Such price may be changed by the Initial Purchasers at any time without notice. Each of the Initial Purchasers understands that the Issuers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to this Agreement, counsel to the Partnership Entities and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements, and the Initial Purchasers hereby consent to such reliance.

SECTION 3. Covenants of the Issuers and the Guarantors. Each of the Issuers and Guarantors, jointly and severally, covenants with each Initial Purchaser as follows:

(a) Securities Law Compliance. The Issuers will (i) advise each Initial Purchaser promptly after obtaining knowledge (and, if requested by any Initial Purchaser, confirm such advice in writing) of (A) the issuance by any U.S. or non-U.S. federal or state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any U.S. or non-U.S. federal or state securities commission or other regulatory authority, or (B) the happening of any event that makes any statement of a material fact made in the General Disclosure Package, any Issuer Free Writing Document or the Offering Memorandum, untrue or that requires the making of any additions to or changes in the General Disclosure Package, any Issuer Free Writing Document or the Offering Memorandum, to make the statements therein, or omitting to state a material fact necessary in the light of the circumstances under which they were made, not misleading, (ii) use their reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Securities under any securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions and (iii) if, at any time, any U.S. or non-U.S. federal or state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Securities under any such laws, use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b) Amendments. The Issuers will give the Representative notice of their intention to prepare any amendment, supplement or revision to the Preliminary Offering Memorandum, the Offering Memorandum or any Issuer Free Writing Document, and the Issuers will furnish the Representative with copies of any such documents within a reasonable amount of time prior to such proposed use, and will not use any such document to which the Representative or counsel for the Initial Purchasers shall reasonably object, except as required by law. The Issuers have given the Representative notice of any filings made by the Partnership pursuant to the 1934 Act or the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) within 48 hours prior to the Applicable Time. The Issuers will give the Representative notice of the Partnership’s intention to make any such filing from and after the Applicable Time through the Closing Date (or, if later, through the completion of the distribution of the Securities by the Initial Purchasers to Eligible Purchasers) and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Initial Purchasers shall reasonably object.

(c) Delivery of Disclosure Documents to the Representative. The Issuers will deliver to the Representative and counsel for the Initial Purchasers, within a reasonable time and without charge, such number of copies of the Preliminary Offering Memorandum, the Pricing Term Sheet and the Offering Memorandum and any amendment or supplement to any of the foregoing as they reasonably request.

(d) Continued Compliance with Securities Laws. The Issuers will comply with the 1933 Act, the rules and regulations thereunder (the “1933 Act Regulations”), the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated by this Agreement, the General Disclosure Package and the Offering Memorandum. If at any time prior to the completion of the distribution of the Securities by the Initial Purchasers to Eligible Purchasers, any event shall occur or condition shall exist as a result of which it is necessary (or if the Representative or counsel for the Initial Purchasers shall notify the Issuers that, in their judgment, it is necessary) to amend or supplement the General Disclosure Package or the Offering Memorandum (or, in each case, any documents incorporated by reference therein) so that the General Disclosure Package or the Offering Memorandum, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading or if it is necessary (or, if the Representative or counsel for the Initial Purchasers shall notify the Issuers that, in their judgment, it is necessary) to amend or supplement the General Disclosure Package or the Offering Memorandum (or, in each case, any documents incorporated by reference therein) in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Issuers will promptly notify the Representative of such event or condition and of their intention to prepare such amendment or supplement (or, if the Representative or counsel for the Initial Purchasers shall have notified the Issuers as aforesaid, the Issuers will promptly notify the Representative of their intention to prepare such amendment or supplement) and will promptly prepare, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, and the Issuers will furnish to the Initial Purchasers such number of copies of such amendment or supplement as the Initial Purchasers may reasonably request. If at any time an event shall occur or condition shall exist as a result of which it is necessary (or if the Representative or counsel for the Initial Purchasers shall notify the Issuers that, in their judgment, it is necessary) to amend or supplement any Issuer Free Writing Document so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading, or if it is necessary (or, if the Representative or counsel for the Initial Purchasers shall notify the Issuers that, in their judgment, it is necessary) to amend or supplement such Issuer Free Writing Document in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Issuers will promptly notify the Representative of such event or condition and of their intention to prepare such amendment or supplement (or, if the Representative or counsel for the Initial Purchasers shall have notified the Issuers as aforesaid, the Issuers will promptly notify the Representative of their intention to prepare such amendment or supplement) and will promptly prepare and, subject to Section 3(b) hereof distribute, such amendment or supplement as may be necessary to eliminate or correct such conflict, untrue statement or omission or to comply with such requirements, and the Issuers will furnish to the Initial Purchasers such number of copies of such amendment or supplement as the Initial Purchasers may reasonably request.

(e) Use of Offering Materials. Each of the Issuers and Guarantors consents to the use of the General Disclosure Package and the Offering Memorandum in accordance with the securities or “Blue Sky” laws of the jurisdictions in which the Securities are offered by the Initial Purchasers and by all dealers to whom Securities may be sold, in connection with the offering and sale of the Securities.

(f) “Blue Sky” and Other Qualifications. The Issuers will use their best efforts, in cooperation with the Initial Purchasers, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities; provided, however, that the Issuers shall not be obligated to file any general consent to service of process or to qualify as a foreign limited partnership or corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or are exempt, the Issuers will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities.

(g) Use of Proceeds. The Partnership will use the net proceeds received by it from the sale of the Securities in the manner specified in the Preliminary Offering Memorandum and the Offering Memorandum under “Use of Proceeds.”

(h) Restriction on Sale of Securities. From and including the date of this Agreement through and including the 45th day after the date of this Agreement, the Issuers and the Guarantors will not, without the prior written consent of Wells Fargo, directly or indirectly issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option or right to sell or otherwise transfer or dispose of any debt securities of or guaranteed by any of the Issuers or Guarantors (other than the Securities issued under this Agreement) or any securities convertible into or exercisable or exchangeable for any debt securities of or guaranteed by the Issuers except for the Exchange Notes and Exchange Guarantees.

(i) Rule 144A Information. So long as any of the Securities are outstanding, during any period in which the Partnership is not subject to and in compliance with Section 13 or 15(d) of the 1934 Act, the Issuers and the Guarantors will, furnish at their expense to the Initial Purchasers, and, upon request, to the holders of the Securities and prospective purchasers of the Securities the information required by Rule 144A(d)(4) under the 1933 Act (if any).

(j) Pricing Term Sheet. The Issuers will prepare the Pricing Term Sheet reflecting the final terms of the Securities, in substantially the form attached hereto as Exhibit D and otherwise in form and substance satisfactory to the Representative; provided that the Issuers will furnish the Representative with copies of any such Pricing Term Sheet.

(k) Preparation of the Offering Memorandum. Immediately following the execution of this Agreement, the Issuers will, subject to Section 3(b) hereof, prepare the Offering Memorandum, which shall contain the public offering price and terms of the Securities, the plan of distribution thereof and such other information as the Representative and the Issuers may deem appropriate.

(l) DTC. The Issuers will use commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through DTC.

(m) No Stabilization. The Issuers, the Guarantors and their respective affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably could be expected to cause or result in the stabilization or manipulation of the price of any security of the Issuers or the Guarantors in connection with the offering of the Securities.

(n) No Affiliate Resales. The Issuers and the Guarantors will not, and will not permit any of their respective affiliates (as defined in Rule 144 under the 1933 Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Issuers, the Guarantors or any of their respective affiliates and resold in a transaction registered under the 1933 Act.

(o) No General Solicitation. In connection with any offer or sale of the Securities, the Issuers and the Guarantors will not engage, and will cause their respective affiliates and any person acting on their behalf (other than, in any case, the Initial Purchasers and any of their affiliates, as to whom the Issuers and the Guarantors make no covenant) not to engage (i) in any form of general solicitation or general advertising (within the meaning of Regulation D of the 1933 Act) or any public offering within the meaning of Section 4(a)(2) of the 1933 Act in connection with any offer or sale of the Securities and/or (ii) in any directed selling effort with respect to the Securities (within the meaning of Regulation S under the 1933 Act), and to comply with the offering restrictions requirement of Regulation S of the 1933 Act.

(p) No Integration. The Issuers will not, and will ensure that no affiliate of the Issuers that the Issuers control will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the 1933 Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the 1933 Act of the sale to the Initial Purchaser or to the Eligible Purchasers of the Securities.

(q) Transaction Documents. The Issuers and the Guarantors will do and perform all things required or necessary to be done and performed under the Transaction Documents by them prior to the Closing Date, and to satisfy all conditions precedent to the Initial Purchasers’ obligations hereunder to purchase the Securities.

SECTION 4. Payment of Expenses.

(a) Expenses. The Issuers and the Guarantors, jointly and severally, will pay all expenses incident to the performance of their respective obligations under this Agreement,

including (i) the preparation, printing and delivery of the Preliminary Offering Memorandum, the General Disclosure Package, the Offering Memorandum and any Issuer Free Writing Documents and each amendment thereto (in each case including exhibits) and any costs associated with electronic delivery of any of the foregoing, (ii) the word processing and delivery to the Initial Purchasers of each of the Transaction Documents and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities and the issuance and delivery of the Securities to the Initial Purchasers, including any issue or other transfer taxes and any stamp or other taxes or duties payable in connection with the sale, issuance or delivery of the Securities to the Initial Purchasers, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Issuers and the Guarantors, (v) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey and any supplements thereto, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Transaction Documents, (vii) all fees charged by any rating agencies for rating the Securities and all expenses and application fees incurred in connection with the approval of the Securities for clearance, settlement and book-entry transfer through DTC and (viii) all reasonable travel expenses of each Initial Purchaser and the Issuers’ officers and employees and any other expenses of each Initial Purchaser and the Issuers in connection with attending or hosting meetings with prospective purchasers of the Securities, and expenses associated with any electronic road show.

(b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a)(i), Section 9(a)(iii)(A) or Section 9(a)(v) hereof, the Issuers and the Guarantors, jointly and severally, will reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

SECTION 5. Conditions to Initial Purchasers’ Obligations. The obligations of the several Initial Purchasers hereunder are subject to the accuracy, on the date hereof and at the Closing Date, of the representations and warranties of the Issuers and the Guarantors contained in this Agreement, or in certificates signed by any officer of any of the Issuers or Guarantors or any subsidiary of the Issuers (whether signed on behalf of such officer, the Issuers or such subsidiary) delivered to the Representative or counsel for the Initial Purchasers, to the performance by the Issuers and the Guarantors of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Opinion of Counsel for Issuers and the Guarantors. At the Closing Date, the Representative shall have received the favorable opinions, dated as of the Closing Date, of (i) Gibson, Dunn & Crutcher LLP, counsel for the Issuers and the Guarantors (“Issuers Counsel”), in form and substance satisfactory to the Representative, to the effect set forth in Exhibit F hereto, (ii) Miles & Stockbridge P.C., in its capacity as special Maryland counsel for Blackwater Maryland, L.L.C., in form and substance satisfactory to the Representative, (iii) Adams and Reese LLP, in its capacity as special Alabama, Georgia, Louisiana and Nevada counsel for certain of the Guarantors, in form and substance satisfactory to the Representative, and (iv) Conner & Winters, LLP, in its capacity as special Oklahoma counsel for AMID Crude Oil Storage LLC, in form and substance satisfactory to the Representative.

(b) Opinion of Counsel for Initial Purchasers. At the Closing Date, the Representative shall have received the favorable letter, dated as of the Closing Date, of Vinson & Elkins L.L.P., counsel for the Initial Purchasers, with respect to the Securities to be sold by the Issuers pursuant to this Agreement, the Indenture, the General Disclosure Package and the Offering Memorandum, and any amendments or supplements thereto and such other matters as the Representative may reasonably request.

(c) Officers’ Certificate. At the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the General Disclosure Package and the Offering Memorandum (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management or prospects of the Issuers and their subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and, at the Closing Date, the Representative shall have received a certificate, signed on behalf of each of the Issuers and Guarantors by the principal executive officer, principal financial officer and principal accounting officer of the General Partner, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change with respect to the Issuers and their subsidiaries, (ii) the representations and warranties of the Issuers and the Guarantors in this Agreement are true and correct at and as of the Closing Date with the same force and effect as though expressly made at and as of the Closing Date and (iii) the Issuers and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement.

(d) Accountants’ Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from each of PricewaterhouseCoopers LLP, BDO USA, LLP, Ernst & Young LLP and Deloitte & Touche LLP a letter or letters, as the case may be, dated the date of this Agreement and in form and substance satisfactory to the Representative containing statements and information of the type ordinarily included in accountants’ “comfort letters” to initial purchasers with respect to the financial statements and certain financial information, including the pro forma financial statements and financial information of the Issuers and SXH Holdings, contained in the General Disclosure Package, any Issuer Free Writing Documents (other than any electronic road show) and the Offering Memorandum and any amendments or supplements to any of the foregoing.

(e) Bring-down Comfort Letter. At the Closing Date, the Representative shall have received from each of PricewaterhouseCoopers LLP, BDO USA, LLP, Ernst & Young LLP and Deloitte & Touche LLP a letter or letters, as the case may be, dated as of the Closing Date and in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter or letters furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(f) No Downgrade. There shall not have occurred, on or after the date of this Agreement, any downgrading in the rating of any debt securities of or guaranteed by the Issuers, or any debt securities of any subsidiary or subsidiary trust of the Issuers, by any “nationally recognized statistical rating organization” (as defined by the Commission in Section 3(a)(62) of the 1934 Act) or any public announcement that any such organization has placed its rating on the Issuers or any such debt securities under surveillance or review or on a so-called “watch list” (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that the Issuers or any such debt securities has been placed on negative outlook.

(g) DTC Eligibility. The Securities shall be eligible for clearance and settlement through DTC.

(h) Transaction Documents. The Issuers, the Guarantors and the other parties thereto shall have executed and delivered each of the Transaction Documents, and the Initial Purchasers shall have received an original copies thereof, duly executed by the Issuers, the Guarantors and the other parties thereto.

(i) Additional Documents. At the Closing Date, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement, or as the Representative or counsel for the Initial Purchasers may otherwise reasonably request; and all proceedings taken by the Issuers or any Guarantor in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representative.

(j) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Issuers and the Guarantors at any time on or prior to the Closing Date and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 4(b), 6, 7, 8, 11, 12, 13, 14, 15, 17, 18 and 19 hereof shall survive any such termination of this Agreement and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification by the Issuers and the Guarantors. Each of the Issuers and Guarantors agrees, jointly and severally, to indemnify and hold harmless each Initial Purchaser, its affiliates, and its and their officers, directors, agents and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

against any and all loss, liability, claim, damage and expense whatsoever (including any amount paid in settlement or pursuant to a judgment or other disposition of any litigation, investigation or proceeding provided such settlement is effected with the written consent of the Issuers), as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact included or incorporated by reference in the Preliminary Offering Memorandum, any Issuer Free Writing Document, the General Disclosure Package or the Offering Memorandum (or any amendment or supplement to any of the foregoing), or in any materials, presentations or information provided to investors by, or with the approval of, the Issuers or any Guarantor in connection with the marketing of the offering of the Securities, including any road show or investor presentations made to investors by the Issuers (whether in person or electronically), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigation, preparing for or defending any such loss, liability, claim, damage or action;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information about any Initial Purchaser furnished to the Issuers or any Guarantor by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, any Issuer Free Writing Document, the General Disclosure Package or the Offering Memorandum (or in any amendment or supplement to any of the foregoing), it being understood and agreed that the only such information furnished by the Initial Purchasers as aforesaid consists of the information described as such in Section 6(b) hereof.

(b) Indemnification by the Initial Purchasers. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Issuers and the Guarantors, their respective officers, directors and each person, if any, who controls the Issuers within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, included in the Preliminary Offering Memorandum, any Issuer Free Writing Document or the Offering Memorandum (or any amendment or supplement to any of the foregoing), in reliance upon and in conformity with written information relating to such Initial Purchaser furnished to the Issuers or any Guarantor by such Initial Purchaser through the Representative expressly for use therein. The Issuers and the Guarantors hereby acknowledge and agree that the information furnished to the Issuers and any Guarantor by the Initial Purchasers through the Representative expressly for use in the Preliminary Offering Memorandum, any Issuer Free Writing Document or the Offering Memorandum (or any amendment or supplement to any of the foregoing), consists exclusively of the information in the Preliminary Offering Memorandum and the Offering Memorandum appearing under the caption “Plan of Distribution—Stabilization and Short Positions” and the information regarding market making by the Initial Purchasers appearing in the first paragraph under the caption “Plan of Distribution—Rule 144A and Regulation S.”

(c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder; provided, however, that the failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have under this Section 6; provided further, that the failure to so notify such indemnifying party shall not relive such indemnifying party from any liability that it may have to such indemnified party otherwise than under this Section 6. Counsel to the indemnified parties shall be selected as follows: counsel to the Initial Purchasers and the other indemnified parties referred to in Section 6(a) above shall be selected by Wells Fargo; and counsel to the Issuers and the Guarantors, their respective directors, each of their respective officers and each person, if any, who controls the Issuers within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Issuers and the Guarantors. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Initial Purchasers and the other indemnified parties referred to in Section 6(a) above; and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Issuers and the Guarantors, their respective directors, each of their respective officers and each person, if any, who controls the Issuers within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against loss, claim, damage, liability, or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. No indemnifying party will be liable under this Section 6 for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Guarantors on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers and the Guarantors on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Issuers and the Guarantors on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuers and the Guarantors and the total underwriting discounts and commissions received by the Initial Purchasers, in each case as determined pursuant to this Agreement, bear to the aggregate initial offering price of the Securities as set forth on the cover of the Offering Memorandum.

The relative fault of the Issuers and the Guarantors on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers and the Guarantors on the one hand or by the Initial Purchasers on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Issuers, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts and commissions from the sale to Eligible Purchasers of the Securities initially purchased by it exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each affiliate, officer, director, and employee of each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Issuers and of each Guarantor, each officer of the Issuers and of each Guarantor, and each person, if any, who controls the Issuers within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Issuers and the Guarantors. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Exhibit A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates signed by any officer of the Issuers or any of their subsidiaries (whether signed on behalf of such officer, the Issuers, or such subsidiary) and delivered to the Representative or counsel to the Initial Purchasers, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, its affiliates and any of their any officers, directors, employees, or agents of any Initial Purchaser or any person controlling any Initial Purchaser, or by or on behalf of any of the Issuers or Guarantors, any officer, director or employee of any of the Issuers or Guarantors or any person controlling any of the Issuers or Guarantors, and shall survive delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representative may terminate this Agreement, by notice to the Issuers and the Guarantors, at any time on or prior to the Closing Date (i) if there has been, at any time on or after the date of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Offering Memorandum (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management or prospects of the Issuers and their subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any declaration of a national emergency or war by the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions (including, without limitation, as a result of terrorist activities), in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities or to enforce contracts for the sale of the Securities on the terms and in the manner contemplated in the General Disclosure Package and the Offering Memorandum, or (iii) (A) if trading in any securities of the Partnership has been suspended or materially limited by the Commission or the New York Stock Exchange (the “NYSE”), or (B) if trading generally on the NYSE, the Nasdaq Global Select Market or the Nasdaq Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission or any other governmental authority, or (C) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities or (v) if there shall have occurred, on or after the date of this Agreement, any downgrading in the rating of any debt securities of or guaranteed by the Issuers or any Guarantor, by any “nationally recognized statistical rating organization” (as defined by the Commission in Section 3(a)(62) of the 1934 Act) or any public announcement that any such organization has placed its rating on the Issuers or any Guarantor or any such debt securities under surveillance or review or on a so-called “watch list” (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that the Issuers or any Guarantor or any such debt securities has been placed on negative outlook.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and except that Sections 1, 4(b), 6, 7, 8, 11, 12, 13, 14, 15, 17, 18 and 19 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Initial Purchasers. (a) If one or more of the Initial Purchasers shall fail at the Closing Date to purchase the aggregate principal amount of Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other purchaser, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(i) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount of such Defaulted Securities in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Initial Purchasers; or

(ii) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities, this Agreement shall terminate without liability on the part of any non-defaulting Party.

No action taken pursuant to this Section 10 shall relieve any defaulting Initial Purchaser from liability in respect of its default. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Partnership Parties, except that the Partnership Parties will continue to be liable for the payment of expenses as set forth in Section 4 hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

In the event of any such default which does not result in a termination of this Agreement, the Representative or the Issuers shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the General Disclosure Package or Offering Memorandum or in any other documents or arrangements. As used herein, the term “Initial Purchaser” includes any person substituted for an Initial Purchaser under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing, shall be effective only upon receipt and shall be mailed, delivered by hand or overnight courier, or transmitted by fax (with the receipt of any such fax to be confirmed by telephone). Notices to the Initial Purchasers shall be directed to the Representative at Wells Fargo Securities, LLC, 301 S. College St., 6th Floor, Charlotte, North Carolina 28288, Attention: Transaction Management, fax no. (704) 383-9165 (with such fax to be confirmed by telephone to (704) 715-0541); and notices to the Issuers or any Guarantor shall be directed to American Midstream Partners, LP, 2103 CityWest Blvd., Houston, TX 77042, Attention: General Counsel, Fax: (713) 278-8870 (with such fax to be confirmed by telephone to (346) 241-3400).

SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Issuers, the Guarantors and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers, the Issuers, the Guarantors and their respective successors and the controlling persons and other indemnified parties referred to in Sections 6 and 7 and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers, the Issuers, the Guarantors and their respective successors, and said controlling persons and other indemnified parties and their successors, heirs and legal representatives, and for the benefit of no other person or entity. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. Governing Law and Time. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 15. Interpretation.

All references in this Agreement to the Preliminary Offering Memorandum and the Offering Memorandum, any Issuer Free Writing Document or any amendment or supplement to any of the foregoing shall be deemed to include all versions thereof delivered (physically or electronically) to the Representative or the Initial Purchasers.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Preliminary Offering Memorandum or the Offering Memorandum (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be; and all references in this Agreement to amendments or supplements to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Preliminary Offering Memorandum or the Offering Memorandum.

SECTION 16. Permitted Free Writing Documents; No General Solicitation.

(a) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Issuers, the Guarantors and the Representative, it will not make, any offer relating to the Securities pursuant to an Issuer Free Writing Prospectus; provided that the prior written consent of the Issuers, the Guarantors and the Representative shall be deemed to have been given in respect of the Issuer Free Writing Documents, if any, listed on Exhibit E(2) hereto and to any electronic road show in the form previously provided by the Issuers to and approved by the Representative.

(b) In connection with any offer or sale of the Securities, the Initial Purchasers have not, and will not, engage, and have caused, or will cause, their respective affiliates and any person acting on their behalf (other than, in any case, the Issuers and the Guarantors and any of their affiliates, as to whom the Initial Purchasers make no representation or covenant) not to engage (i) in any form of general solicitation or general advertising (within the meaning of Regulation D of the 1933 Act) or any public offering within the meaning of Section 4(a)(2) of the 1933 Act in connection with any offer or sale of the Securities and/or (ii) in any directed selling effort with respect to the Securities (within the meaning of Regulation S under the 1933 Act), and to comply with the offering restrictions requirement of Regulation S of the 1933 Act.

SECTION 17. Absence of Fiduciary Relationship. The Issuers and the Guarantors acknowledge and agree that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Issuers, on the one hand, and the Initial Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each Initial Purchaser is acting solely as a principal and not an agent or fiduciary of either of the Issuers, (iii) no Initial Purchaser has assumed an advisory or fiduciary responsibility in favor of either the Issuers with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising either of the Issuers on other matters) or any other obligation to the Issuers except the obligations expressly set forth in this Agreement and (iv) each of the Issuers has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Issuers agrees that it will not claim that any Initial Purchaser has rendered advisory services of any nature or respect, or owes a fiduciary to similar duty to either of the Issuers, in connection with such transaction or the process leading thereto.

SECTION 18. Waiver of Jury Trial. The Issuers, the Guarantors and each of the Initial Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 19. Consent to Jurisdiction. The Issuers and the Guarantors hereby submit to the non-exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, and the

Issuers and the Guarantors irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding in any such court arising out of or relating to this Agreement or the transactions contemplated hereby and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Issuers and the Guarantors a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Initial Purchasers, the Issuers and the Guarantors in accordance with its terms.

Very truly yours,

AMERICAN MIDSTREAM PARTNERS, LP

By:	American Midstream GP, LLC, its sole general partner

By:	/s/ Eric T. Kalamaras
Eric T. Kalamaras
Senior Vice President and Chief Financial Officer

AMERICAN MIDSTREAM FINANCE CORPORATION

By:	/s/ Eric T. Kalamaras
Eric T. Kalamaras
Senior Vice President and Chief Financial Officer

Guarantors:

American Midstream, LLC
American Midstream (Alabama Gathering), LLC
American Midstream (Alabama Intrastate), LLC
American Midstream (AlaTenn), LLC
American Midstream (Burns Point), LLC
American Midstream (Lavaca), LLC
American Midstream (Louisiana Intrastate), LLC
American Midstream (Mississippi), LLC
American Midstream (SIGCO Intrastate), LLC
American Midstream (Tennessee River), LLC
American Midstream AMPAN, LLC
American Midstream Bakken, LLC

Signature page to Purchase Agreement

American Midstream Chatom, LLC
American Midstream Chatom Unit 1, LLC
American Midstream Chatom Unit 2, LLC
American Midstream Costar, LLC
American Midstream Delta House, LLC
American Midstream East Texas Rail, LLC
American Midstream Emerald, LLC
American Midstream Gas Solutions, LP
By: American Midstream Gas Solutions GP, LLC, its general partner
American Midstream Gas Solutions GP, LLC
American Midstream Gas Solutions LP, LLC
American Midstream Madison, LLC
American Midstream Marketing, LLC
American Midstream Mesquite, LLC
American Midstream Midla Reconfiguration, LLC
American Midstream Offshore (Seacrest), LP
By: American Midstream, LLC, its general partner
American Midstream Onshore Pipelines, LLC
American Midstream Permian, LLC
American Midstream Piney Woods, LLC
American Midstream Republic, LLC
American Midstream Transtar Gas Processing, LLC
AMID Caddo, LLC
AMID Crude Oil Services LLC
AMID Crude Oil Storage LLC
AMID Crude Trucking LLC
AMID Energy Products Supply LLC
AMID Liquids Trucking LLC
AMID Merger LP
By: American Midstream, LLC, its general partner
AMID NLR LLC
AMID Payment Services LLC
AMID Refined Products LLC
AMID Silver Dollar Pipeline LLC
AMID St. Croix LLC
Argo Merger GP Sub, LLC
Centana Gathering, LLC
Centana Oil Gathering, LLC
D-Day Offshore Holdings, LLC

Signature page to Purchase Agreement

High Point Gas Gathering, L.L.C.
High Point Gas Gathering Holdings, LLC
High Point Gas Transmission, LLC
High Point Gas Transmission Holdings, LLC
American Midstream Blackwater, LLC
American Midstream Terminaling, LLC
Blackwater Georgia, L.L.C.
Blackwater Harvey, LLC
Blackwater Investments, Inc.
Blackwater Maryland, L.L.C.
Blackwater Midstream Corp.
Blackwater New Orleans, L.L.C.

By:	/s/ Eric T. Kalamaras
Eric T. Kalamaras
Senior Vice President and Chief Financial Officer

Signature page to Purchase Agreement

CONFIRMED AND ACCEPTED, as of the

date first above written:

WELLS FARGO SECURITIES, LLC

By:	WELLS FARGO SECURITIES, LLC

By:	/s/ Todd Schanzlin
Authorized Signatory

For itself and as Representative of the Initial Purchasers named in Exhibit A hereto.

Signature page to Purchase Agreement

EXHIBIT A

Name of Initial Purchaser	Principal Amount of Securities
Wells Fargo Securities, LLC	$34,375,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$34,375,000
Barclays Capital Inc.	$12,500,000
Deutsche Bank Securities Inc.	$12,500,000
RBC Capital Markets, LLC	$12,500,000
Citigroup Global Markets Inc.	$6,250,000
Natixis Securities Americas LLC	$6,250,000
SunTrust Robinson Humphrey, Inc.	$6,250,000

Total	$125,000,000

EXHIBIT B

Guarantors

•	American Midstream, LLC

•	American Midstream Marketing, LLC

•	American Midstream (Alabama Gathering), LLC

•	American Midstream (Alabama Intrastate), LLC

•	American Midstream (Alatenn), LLC

•	American Midstream (Louisiana Intrastate), LLC

•	American Midstream (Mississippi), LLC

•	American Midstream (Sigco Intrastate), LLC

•	American Midstream (Tennessee River), LLC

•	American Midstream Onshore Pipelines, LLC

•	American Midstream Offshore (Seacrest), LP

•	American Midstream (Burns Point), LLC

•	American Midstream Chatom, LLC

•	American Midstream Chatom Unit 1, LLC

•	American Midstream Chatom Unit 2, LLC

•	American Midstream Madison, LLC

•	High Point Gas Transmission Holdings, LLC

•	High Point Gas Transmission, LLC

•	High Point Gas Gathering Holdings, LLC

•	High Point Gas Gathering, L.L.C.

•	American Midstream (Lavaca), LLC

•	Centana Gathering, LLC

•	Centana Oil Gathering, LLC

•	American Midstream Republic, LLC

•	American Midstream Costar, LLC

•	American Midstream Gas Solutions, LP

•	American Midstream Gas Solutions GP, LLC

•	American Midstream Gas Solutions LP, LLC

•	American Midstream Bakken, LLC

•	American Midstream Permian, LLC

•	American Midstream East Texas Rail, LLC

•	American Midstream Delta House, LLC

•	American Midstream Mesquite, LLC

•	American Midstream Transtar Gas Processing, LLC

•	American Midstream AMPAN, LLC

•	American Midstream Emerald, LLC

•	American Midstream Piney Woods, LLC

•	American Midstream Midla Reconfiguration, LLC

•	D-Day Offshore Holdings, LLC

•	American Midstream Terminaling, LLC

•	Blackwater Investments, Inc.

•	American Midstream Blackwater, LLC

•	Blackwater Midstream Corp.

•	Blackwater Georgia, L.L.C.

•	Blackwater Harvey, LLC

•	Blackwater Maryland, L.L.C.

•	Blackwater New Orleans, L.L.C.

•	ARGO Merger GP Sub, LLC

•	AMID Merger LP

•	AMID Crude Oil Services LLC

•	AMID Payment Services LLC

•	AMID Refined Products LLC

•	AMID Liquids Trucking LLC

•	AMID Energy Products Supply LLC

•	AMID Crude Trucking LLC

•	AMID Crude Oil Storage LLC

•	AMID Silver Dollar Pipeline LLC

•	AMID NLR LLC

•	AMID Caddo, LLC

•	AMID St. Croix LLC

EXHIBIT C-1

DELAWARE CORPORATION SUBSIDIARIES OF THE PARTNERSHIP

•	American Midstream Finance Corporation

•	Blackwater Investments, Inc.

EXHIBIT C-2

DELAWARE LLC SUBSIDIARIES OF THE OPERATING COMPANY

Entity	Ownership Percentage
American Midstream (Bamagas Intrastate), LLC, a Delaware limited liability company	100%
American Midstream (Mississippi), LLC, a Delaware limited liability company	100%
American Midstream (SIGCO Intrastate), LLC, a Delaware limited liability company	100%
American Midstream (Louisiana Intrastate), LLC, a Delaware limited liability company	100%
American Midstream Onshore Pipelines, LLC, a Delaware limited liability company	100%
American Midstream (Midla), LLC, a Delaware limited liability company	100%
American Midstream Marketing, LLC, a Delaware limited liability company	100%
Mid Louisiana Gas Transmission, LLC, a Delaware limited liability company	100%
American Midstream Chatom, LLC, a Delaware limited liability company	100%
American Midstream Chatom Unit 1, LLC, a Delaware limited liability company	100%
American Midstream Chatom Unit 2, LLC, a Delaware limited liability company	100%
American Midstream Delta House, LLC, a Delaware limited liability company	100%
American Midstream Madison, LLC, a Delaware limited liability company	100%
High Point Gas Gathering Holdings, LLC, a Delaware limited liability company	100%
High Point Gas Transmission Holdings, LLC, a Delaware limited liability company	100%
High Point Gas Transmission, LLC, a Delaware limited liability company	100%
American Midstream (Burns Point), LLC, a Delaware limited liability company	100%
American Midstream Blackwater, LLC, a Delaware limited liability company	100%
Blackwater Harvey, LLC, a Delaware limited liability company	100%
Centana Gathering, LLC, a Delaware limited liability company	100%
Centana Oil Gathering, LLC, a Delaware limited liability company	100%
American Midstream Republic, LLC, a Delaware limited liability company	100%

American Midstream Costar, LLC, a Delaware limited liability company	100%
American Midstream Bakken, LLC, a Delaware limited liability company	100%
American Midstream Permian, LLC, a Delaware limited liability company	100%
American Midstream Mesquite, LLC, a Delaware limited liability company	100%
American Midstream EnerTrade, LLC, a Delaware limited liability company	92%
American Midstream Transtar Gas Processing, LLC, a Delaware limited liability company	100%
American Midstream East Texas Rail, LLC, a Delaware limited liability company	100%
American Midstream Gas Solutions GP, LLC, a Delaware limited liability company	100%
American Midstream Gas Solutions LP, LLC, a Delaware limited liability company	100%
American Midstream (Lavaca), LLC, a Delaware limited liability company	100%
American Midstream Midla Financing, LLC, a Delaware limited liability company	100%
American Midstream Midla Reconfiguration, LLC, a Delaware limited liability company	100%
American Midstream Piney Woods, LLC, a Delaware limited liability company	100%
American Midstream AMPAN, LLC, a Delaware limited liability company	100%
American Panther, LLC, a Delaware limited liability company	100%
Main Pass Oil Gathering Company, LLC, a Delaware limited liability company	100%
Pinto Offshore Holdings, LLC, a Delaware limited liability company	26.33%
D-Day Offshore Holdings, LLC, a Delaware limited liability company	100%
Delta House Oil and Gas Lateral LLC, a Delaware limited liability company	35.7%
Delta House FPS LLC, a Delaware limited liability company	35.7%
American Midstream Terminaling, LLC, a Delaware limited liability company	100%
Cayenne Pipeline, LLC, a Delaware limited liability company	100%
American Midstream Emerald, LLC, a Delaware limited liability company	100%
Tri-States NGL Pipeline, L.L.C., a Delaware limited liability company	16 2⁄3%
Wilprise Pipeline Company, L.L.C., a Delaware limited liability company	25.3%

Destin Pipeline Company, L.L.C., a Delaware limited liability company	66 2⁄3%
Okeanos Gas Gathering Company, LLC, a Delaware limited liability company	66 2⁄3%
American Midstream Midla Financing Holding, LLC, a Delaware limited liability company	100%
American Midla Financing, LLC, a Delaware limited liability company	100%
PAM Acquisition Company, LLC, a Delaware limited liability company	100%
ARGO Merger GP Sub, LLC, a Delaware limited liability company	100%
AMID Crude Oil Services LLC, a Delaware limited liability company	100%
AMID Payment Services LLC, a Delaware limited liability company	100%
AMID Refined Products LLC, a Delaware limited liability company	100%
AMID Liquids Trucking LLC, a Delaware limited liability company	100%
AMID Energy Products Supply LLC, a Delaware limited liability company	100%
AMID Crude Trucking LLC, a Delaware limited liability company	100%
AMID Silver Dollar Pipeline LLC, a Delaware limited liability company	100%
AMID NLR LLC, a Delaware limited liability company	100%
AMID Caddo, LLC, a Delaware limited liability company	100%
AMID St. Croix LLC, a Delaware limited liability company	100%
AMID Trans-Union GP LLC, a Delaware limited liability company	100%

EXHIBIT C-3

ALABAMA LLC SUBSIDIARIES OF THE OPERATING COMPANY

•	American Midstream (AlaTenn), LLC, an Alabama limited liability company

•	American Midstream (Alabama Gathering), LLC, an Alabama limited liability company

•	American Midstream (Alabama Intrastate), LLC, an Alabama limited liability company

•	American Midstream (Tennessee River), LLC, an Alabama limited liability company

EXHIBIT C-4

TEXAS LLC SUBSIDIARIES OF THE OPERATING COMPANY

•	High Point Gas Gathering, L.L.C., a Texas limited liability company

•	Panther Pipeline, LLC, a Texas limited liability company

•	Panther Operating Company, LLC, a Texas limited liability company

•	Panther Offshore Gathering Systems, LLC, a Texas limited liability company

EXHIBIT C-5

OKLAHOMA LLC SUBSIDIARY OF THE OPERATING COMPANY

•	AMID Crude Oil Storage LLC, an Oklahoma limited liability company

EXHIBIT C-6

GEORGIA LLC SUBSIDIARY OF THE OPERATING COMPANY

•	Blackwater Georgia, L.L.C., a Georgia limited liability company

EXHIBIT C-7

MARYLAND LLC SUBSIDIARY OF THE OPERATING COMPANY

•	Blackwater Maryland, L.L.C., a Maryland limited liability company

EXHIBIT C-8

LOUISIANA LLC SUBSIDIARY OF THE OPERATING COMPANY

•	Blackwater New Orleans, L.L.C., a Louisiana limited liability company

EXHIBIT C-9

TEXAS LP SUBSIDIARY OF THE OPERATING COMPANY

•	American Midstream Offshore (Seacrest), LP, a Texas limited partnership

EXHIBIT C-10

DELAWARE LP SUBSIDIARIES OF THE OPERATING COMPANY

•	American Midstream Gas Solutions, LP, a Delaware limited partnership

•	AMID Merger LP, a Delaware limited partnership

•	Trans-Union Interstate Pipeline, L.P., a Delaware limited partnership

EXHIBIT C-11

NEVADA CORPORATION SUBSIDIARY OF THE OPERATING COMPANY

•	Blackwater Midstream Corp., a Nevada corporation

EXHIBIT C-12

SIGNIFICANT SUBSIDIARIES OF THE PARTNERSHIP

•	American Midstream, LLC

•	American Midstream Gas Solutions LP, LLC

•	American Midstream Marketing, LLC

•	American Panther, LLC

•	AMID Energy Products Supply, LLC

•	AMID Crude Trucking, LLC

•	AMID Silver Dollar Pipeline, LLC

EXHIBIT D

FORM OF PRICING TERM SHEET

AMERICAN MIDSTREAM PARTNERS, LP

AMERICAN MIDSTREAM FINANCE CORPORATION

$125,000,000 8.500% Senior Notes due 2021

December 14, 2017

Term Sheet

Term Sheet dated December 14, 2017 to the Preliminary Offering Memorandum dated December 14, 2017 of American Midstream Partners, LP and American Midstream Finance Corporation (the “Issuers”). This Term Sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum. The information in this Term Sheet supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent it is inconsistent with the information in the Preliminary Offering Memorandum. Capitalized terms used in this Term Sheet but not defined have the meanings given them in the Preliminary Offering Memorandum.

Issuers	American Midstream Partners, LP (“AMID”)

American Midstream Finance Corporation

Title of Securities	8.500% Senior Notes due 2021 (the “Notes”)

Aggregate Principal Amount	$125,000,000, upsized from $100,000,000. The Notes offered hereby will be part of the same series of notes as the $300,000,000 aggregate principal amount of 8.500% Senior Notes due 2021 issued and sold by the Issuers on December 28, 2016.

Distribution	144A/Regulation S with registration rights

Maturity Date	December 15, 2021

Issue Price	102.375% plus accrued and unpaid interest thereon from December 15, 2017 to the Closing Date

Coupon	8.500%

Yield to Worst	7.596%

Interest Payment Dates	June 15 and December 15 of each year, with the first interest payment on the Notes offered hereby being due on June 15, 2018. Interest on the notes will accrue from December 15, 2017

Trade Date	December 14, 2017

Settlement Date	December 19, 2017 (T+3)

We expect that delivery of the Notes will be made against payment therefor on or about the closing date, which will be the third business day following the date of pricing of the Notes (this settlement cycle being referred to as “T+3”).

Make-Whole Redemption	Make-whole redemption at Treasury Rate + 50 basis points prior to December 15, 2018

Optional Redemption	On or after December 15, 2018 at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, on the Notes redeemed during the twelve-month period beginning on December 15 of the years indicated below:

Year	Price
2018	104.250%
2019	102.125%
2020 and thereafter	100.000%

Equity Clawback	Up to 35% at 108.500% prior to December 15, 2018

Change of Control	101% plus accrued and unpaid interest

Joint Book-Running Managers	Wells Fargo Securities, LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Barclays Capital Inc.

Deutsche Bank Securities Inc.

RBC Capital Markets, LLC

Co-Managers	Citigroup Global Markets Inc.

Natixis Securities Americas LLC

SunTrust Robinson Humphrey, Inc.

CUSIP Numbers	Rule 144A: 02753GAA7

Regulation S: U0275TAB7

ISIN Numbers	Rule 144A: US02753GAA76

Regulation S: USU0275TAB71

Denominations	Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

All information (including financial information) presented in the Preliminary Offering Memorandum is deemed to have changed to the extent affected by the changes described herein. As a result of the upsize, the net proceeds to American Midstream Partners, LP will be $125.5 million.

This material is strictly confidential and has been prepared by the Issuers solely for use in connection with the proposed offering of the securities described in the Preliminary Offering Memorandum. This material is personal to each offeree and does not constitute an offer to any other person or the public generally to subscribe for or otherwise acquire the securities. Please refer to the Preliminary Offering Memorandum for a complete description.

The securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered only to (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act, and this communication is only being distributed to such persons.

This communication is not an offer to sell the securities and it is not a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or soliciation in such jurisdiction.

Any disclaimers or notices that may appear on this Term Sheet below the text of this legend are not applicable to this Term Sheet and should be disregarded. Such disclaimers may have been electronically generated as a result of this Term Sheet having been sent via, or posted on, Bloomberg or another electronic mail system.

EXHIBIT E

PRELIMINARY OFFERING MEMORANDUM AMENDMENTS; ISSUER FREE

WRITING DOCUMENTS

(1)	None.

(2)	Pricing Term Sheet containing the terms of the Securities, substantially in the form of Exhibit D hereto.